UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2017

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8787	13-2592361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 Water Street

New York, New York 10038

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 770-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2017, American International Group, Inc. (“AIG”) entered into an amendment (the “Amendment”) to the Investor Rights Agreement, dated as of December 31, 2016 (the “Investor Rights Agreement”), between AIG and Arch Capital Group Ltd. (“Arch”), which was entered into concurrently with the completion of AIG’s sale of United Guaranty Corporation to Arch (the “Transaction”) and a form of which was included as an exhibit to the Stock Purchase Agreement, dated August 15, 2016, included in AIG’s Current Report on Form 8-K filed on August 16, 2016. On January 18, 2017, AIG subsidiaries American Home Assurance Company (“AHAC”), Lexington Insurance Company (“Lexington”) and National Union Fire Insurance Company of Pittsburgh, Pa. (“NUFIC”) became parties to the Investor Rights Agreement by executing customary joinders to the Investor Rights Agreement, which allowed AIG to transfer certain shares of Arch Preferred Stock (as defined below) to the subsidiaries. Each of AHAC, Lexington and NUFIC (the “Affiliates”) also entered into the Amendment with Arch.

Pursuant to the Investor Rights Agreement, the 1,276,282 Series D Convertible Participating Non-Voting Perpetual Preferred Shares, par value $0.01 per share, of Arch (“Arch Preferred Stock”) that AIG received upon the completion of the Transaction are subject to a lock-up. Prior to entry into the Amendment, the lock-up was to expire on the following schedule:

6 months after the closing of the Transaction (June 30, 2017)	AIG and the Affiliates may sell up to one-third of the Arch Preferred Stock

12 months after the closing of the Transaction (December 31, 2017)	AIG and the Affiliates may sell up to two-thirds of the Arch Preferred Stock

18 months after the closing of the Transaction (June 30, 2018)	All of the Arch Preferred Stock is freely transferable

The Amendment amends the expiration of the lock-up applicable to AIG and the Affiliates in the Investor Rights Agreement to the following schedule:

June 8, 2017	AIG and the Affiliates may sell up to 638,141 shares of Arch Preferred Stock, as well as an additional 95,721 shares of Arch Preferred Stock solely if the underwriters exercise the option described below.

January 15, 2018	All of the Arch Preferred Stock is freely transferable

The descriptions of the Investor Rights Agreement and the Amendment contained herein do not purport to be complete and are qualified in their entirety by reference to the Investor Rights Agreement and Amendment, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated in their entirety into this Item 1.01 by reference.

Section 8 — Other Events.

Item 8.01 Other Events.

On June 8, 2017, AIG and NUFIC (the “Selling Stockholders”) entered into an underwriting agreement with Arch and the underwriters named therein, pursuant to which the Selling Stockholders agreed to sell to such underwriters 6,381,410 shares of common stock, par value $0.0033 per share, of Arch (“Arch Common Stock”), issuable upon conversion of 638,141 shares of Arch Preferred Stock, through an underwritten public offering (the “Public Offering”) upon the terms and conditions set forth in the prospectus supplement related to the Arch Common Stock filed by Arch with the Securities and Exchange Commission. In connection with the underwriting agreement, the Selling Stockholders also granted the underwriters a 30-day option to acquire an additional 957,210 shares of Arch Common Stock, issuable upon conversion of a further 95,721 shares of Arch Preferred Stock. The closing of the Public Offering is expected to occur on June 14, 2017. The Selling Stockholders are expected to receive net proceeds of approximately $590 million from the Public Offering, plus any amounts payable if and to the extent the underwriters exercise their option, up to $679 million if the underwriters exercise their option in full.

On June 9, 2017, AIG issued a press release announcing the pricing of the sale of the Arch Common Stock described above. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Investor Rights Agreement, dated as of December 31, 2016, between Arch Capital Group Ltd. and American International Group, Inc.

10.2	Amendment No. 1 to the Investor Rights Agreement, dated as of June 8, 2017, among Arch Capital Group Ltd., American International Group, Inc., American Home Assurance Company, Lexington Insurance Company and National Union Fire Insurance Company of Pittsburgh, Pa.

99.1	Press release of American International Group, Inc. dated June 9, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTERNATIONAL GROUP, INC. (Registrant)

Date: June 12, 2017	By:	/s/ James J. Killerlane III
		Name:	James J. Killerlane III
		Title:	Associate General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Investor Rights Agreement, dated as of December 31, 2016, between Arch Capital Group Ltd. and American International Group, Inc.

10.2	Amendment No. 1 to the Investor Rights Agreement, dated as of June 8, 2017, among Arch Capital Group Ltd., American International Group, Inc., American Home Assurance Company, Lexington Insurance Company and National Union Fire Insurance Company of Pittsburgh, Pa.

99.1	Press release of American International Group, Inc. dated June 9, 2017.